EXHIBIT 10.1

Addendum TO and AMENDEMENT

TO Agreement FOR THE MERGER

BETWEEN A WHOLLY OWNED SUBSIDIARY OF SLINGER BAG INC. AND PLAYSIGHT

INTERACTIVE LTD.

This Addendum and Amendment, dated February 16, 2022 (the “Amendment”) is an addendum and amendment to the Merger Agreement by and among Slinger Bag Inc. (the “Buyer”) and Playsight Interactive Ltd. (the “Company”) and Rohit Krishnan, in his capacity as the Shareholders’ Representative, dated as of October 6, 2021 (the “Merger Agreement”) and under the Deed of Adherence dated as of February 14, 2022, a wholly owned subsidairy of the Buyer (“SB Merger Sub”) was nominated by the Buyer in accordance with clause 2.4 of the Merger Agreement. This Amendment is being entered into by the Buyer.,the Company, SB Merger Sub and Rohit Krishnan, in his capacity as the Shareholders’ Representative.

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement.

WHEREAS, the parties wish to modify and amend certain provisions specified in the Merger Agreement, all as further stipulated herein.

NOW THEREFORE, the parties hereto agree to amend the Merger Agreement as follows:

1.	Notwithstanding anything to the contrary in the Merger Agreement, and with respect to the Company’s Israeli shareholders listed under Exhibit 1 hereto, which are subject to the tax ruling of the Israeli Tax Authority dated February 9, 2022, and which shall be subject to Section 104H of the Income Tax Ordinance [New Version] 5721-1961 (the “Israeli Shareholder”), the Buyer commits to purchase from each such Israeli Shareholder certain number of shares of Buyer Common Stock pursuant to the terms, conditions, qualifications, restrictions and limitations set forth in Exhibit 1 and Schedule 1 attached hereto (the “Buy-Back Agreements”), which such Buy-Back Agreement must be returned fully executed to the Buyer to be effective and the Buyer agrees to deliver the Buy-Back Agreements in the form of Schedule 1 attached hereto as soon as reasonably practicable following the Completion.

2.	The definition of the “Completion Merger Consideration” under clause 1.1 of the Merger Agreement shall be deleted in its entirety and replaced with the following:

“25,379,683 shares of Buyer Common Stock (subject to clause 3.2) as detailed in clause 4.1 shall be paid to the Company’s Shareholders (and their trustee), an additional 1,428,751 options to purchase Buyer Common Stock shall be issued as Options under Section 3 of this Amendment and a sum in cash equal to the value of 1,524,899 of Buyer Common Stock shall be used to cover Transaction Expenses and conversion of loan agreements paid by the Buyer”.

3.	Within thirty (30) days as of the Completion, the Buyer shall adopt the required resolutions and take the necessary corporate and other steps and actions in order to issue a total of 1,428,571 options of the Buyer, exercisable to 1,428,571 of Buyer Common Stock (the “Options”) to those Company employees listed in Schedule 2 attached hereto. Each such Company employee shall be entitled to such number of Options ascribed next to his/her name as listed Schedule 2. The terms applicable to such issuance of Options and their exercise into Buyer’s common stock shall be in compliance with the Buyer’s Global Share Incentive Plan (the “Incentive Plan”) with an exercise price of the Buyer’s shares of Common Stock par value. Remaining terms shall be set in the Incentive Plan provisions as approved the Buyer’s board of directors. Upon execution of this Amendment, Schedule 2 (Holders of Shares, Company Options and Company Convertible Loan Notes) of the Merger Agreement (“Previous Schedule 2”) is hereby replaced in its entirety with Schedule 3 attached hereto. As of the date hereof, the Previous Schedule 2 shall have no further force and effect and Schedule 3 attached hereto shall form Schedule 2 of the Merger Agreement, such that each Holder listed in Schedule 3 hereto, shall be entitled to receive in respect of its holdings such number of shares of Buyer Common Stock as set out opposite such Holder’s name in column three of the table in Schedule 3 and shall be entitled to receive such percentage of Earn Out Consideration as set out opposite such Holder’s name in column four of the table in Schedule 3 hereto.

4.	Subject to the Buyer having complied with its obligations under clause 4.1 of the Merger Agreement to issue such number of shares of Buyer Common Stock set out opposite such each relevant Holder’s name in column three of the table in Schedule 2 of the Merger Agreement as amended by this Amendment, the Shareholders’ Representative on behalf of all Holders confirms that such issuance of shares of Buyer Common Stock will be a complete discharge of the Buyer’s obligation under the Merger Agreement (including clause 4.1) in respect of the Completion Merger Consideration, and the Buyer will have no obligations in relation to the allocation of the Completion Merger Consideration between the Holders and will have no liability whatsoever for any misallocation of Completion Merger Consideration among the Holders. All allocations of the Earn Out Consideration shall be under Clause 11 of the Merger Agreement..

5.	Upon execution of this Amendment, the Company and the Shareholders’ Representative on behalf of the Holders of options pursuant to Section 102 of the Israel Tax Ordinance (“Section 102”) waive the requirement for the fulfillment of the completion condition set forth in Clause 5.1.6 of the Merger Agreement for the receipt of Tax Ruling in connection with Section 102.

6.	Upon execution of this Amendment, the Parties hereby waive the requirement for the fulfillment of the completion condition set forth in clause 5.1.7 of the Merger Agreement (“Clause 5.1.7 Completion Condition”) and lieu of the Clause 5.1.7 Closing Condition, hereby agree that the payment of all due Financial Information Costs and Company Transaction Costs, in pursuance with Cause 5.1.7 Completion Condition shall become a post Completion obligation assumed by the Buyer and to paid in accordance with the terms of the Merger Agreement within no later than five (5) Business Days following Completion. Parties agree that the total amount of the Financial Information Costs and Company Transaction Costs and the applicable breakdown of such Financial Information Costs and Company Transaction Costs is set in Schedule 4 attached hereto.

7.	Upon execution of this Amendment, the Parties hereby waive the requirement for the fulfillment of the completion condition set forth in clauses 5.1.3 and 5.1.8 of the Merger Agreement. Notwithstanding the foregoing, the parties will use all commercially reasonable endeavours to cooperate and negotiate and finalise as soon as reasonably practicable after the date of this Amendment acting reasonably and in good faith the Relevant Agreement.

8.	Upon execution of this Amendment, Appendix 1 (Form of Letter of Transmittal) of the Merger Agreement (“Previous Appendix 1”) is hereby replaced in its entirety with Schedule 5 attached hereto. As of the date hereof, the Previous Appendix 1 shall have no further force and effect and Schedule 5 attached hereto shall form Appendix 1 of the Merger Agreement, such that a letter of transmittal substantially in the form set out in Schedule 5 attached shall be delivered to each Holder following Completion.

9.	Upon execution of this Amendment, clause 30.1.1 of the Merger Agreement shall be read to include the Shareholder’s Representative as well as the Company.

10.	To the extent that any of the documents contained in Schedule 4 of the Merger Agreement (Completion) are not delivered to the relevant party at Completion, (i) the Shareholders’ Representative will use all reasonable endeavours to procure that such documents contained in Part A of Schedule 4 are delivered to the Buyer as soon as reasonably practicable after Completion and (ii) the Buyer will use all reasonable endeavours to procure that such documents contained in Part B of Schedule 4 are delivered to the Company as soon as reasonably practicable after Completion.

11.	The Merger Agreement as amended hereby, including the exhibits, appendices and schedules hereto and thereto, shall constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. With effect from the date of this Amendment, references in the Merger Agreement to “this Agreement” and like terms shall be deemed to be references to the Merger Agreement as amended by this Amendment, and as otherwise amended, supplemented, restated or otherwise modified from time to time in accordance with the Merger Agreement

12.	Other than as specifically set forth herein, the Merger Agreement shall remain in full force and effect with no changes.

13.	In the event of any inconsistency between the provisions of the Merger Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail.

14.	The provisions of clause 15 (Announcements and Confidentiality), clause 16 (Assignment), clause 17 (Costs), clause 18 (No Set Off), clause 22 (Entire Agreement), clause 23 (Variation and Waiver), clause 24 (Invalidity), clause 25 (Third Party Rights), clause 26 (Counterparts), clause 28 (Notices), clause 29 (Governing Law and jurisdiction) and clause 30 (Agent for Service of Process) of the Merger Agreement shall apply to this Amendment mutatis mutandis as if those provisions had been set out expressly in this Amendment .

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the Parties as a deed on the date first above written.

EXECUTED as a deed by SLINGER BAG INC.)			/s/ Mike Ballardie
Director

acting by Mike Ballardie, a director		)
in the presence of: Mark Radom		)

Witness’s Signature	/s/ Mark Radom
Name:	Mark Radom
Address:	1/2 Nachal Maor
Ramat Bet Shemesh, Israel

EXECUTED as a deed by PLAYSIGHT INTERACTIVE LTD	)
acting by , a director	)
in the presence of:	)	Director

Witness’s Signature
Name:
Address:

EXECUTED as a deed by ROHIT KRISHNAN	)
in the presence of:	)
)

Witness’s Signature
Name:
Address:

EXECUTED as a deed by SB MERGER SUB LTD		)
acting by Mark Radom, a director		)	/s/ Mark Radom
In the presence of: Aitan Zacharin		)	Director

Witness’s Signature	/s/ Aitan Zacharin
Name:	Aitan Zacharin
Address:	Nachal Revivim 17
Bet Shemesh, Israel

EXHIBIT 1

List of the Israeli Shareholders

Shareholder’s name	Total Tax ($)
Adi Shaham	52,317
Alon Fishman	4,423
Andy Zingman	14,748
Chen M. Shachar	422,608
Evgeni Khazanov	354,281
Eyal Z. Schneider	51,184
Ilan Or	20,926
Liberties Holding Ltd.	55,806
Nir Arazi	6,976
Oded Jacob	27,077
Orca (G.L.) Business Development Ltd	55,806
Rani Tushia	44,440
Schneider Investments (M.E.G) LP	169,752
Teramips Technologies Ltd	7,927
Yoram Benzur	151,574

Total	1,439,845

SCHEDULE 1

Dear Israeli Shareholder :

1. Purchase Obligation. Subject to the following sentence, the Buyer confirms its agreement and obligation to spend up to a maximum purchase price as listed in Exhibit 1 of the Amendment representing the amount set out opposite your name in Exhibit 1 (being a portion of the aggregate maximum amount of USD1.44 million payable to all Israeli Shareholders) (such amount is intended to cover your maximum tax liability for the sale of your securities in the Company in exchange for your Completion Merger Consideration pursuant to 104H Tax ruling received from the Israeli Tax Authority) to purchase any unsold shares of your Buyer Common Stock as listed in Schedule 2 of the Merger Agreement (the “Shares”) that you received as consideration for your ordinary shares of PlaySight Interactive Ltd. pursuant to that certain merger agreement between Slinger Bag Inc., its merger sub, PlaySight Interactive Ltd. and the Shareholders’ Representative dated October 6 2021 (“Merger Agreement”) as amended by the addendum and amendment, dated February 16, 2022 (the “Amendment”) at the lower of (i) the closing price of such Shares on the last trading date that is two years or four years, as applicable under the tax ruling received, from February 16, 2022 (each such date shall be referred herein as the “Applicable Purchase Date”) or (ii) $3.50 per share. At each Applicable Purchase Date, the Buyer shall purchase up to fifty percent (50%) of the total number of Shares for the purchase price set out above, and will pay such amount required to cover the applicable tax liability imposed on you at such Applicable Date according to an external auditor duly signed certification evidencing your tax liability for the Applicable Purchase Date (“External Tax Certification”). The Buyer shall be entitled to independently verify the External Tax Certification and the calculation included therein prior to the purchase of the unsold shares as aforementioned. Further, any consideration received by you in exchange for Shares received as Completion Merger Consideration, sold by you following Completion, shall be designated to initially cover any of your tax liability as set above and shall accordingly decrease the Buyer’s obligations to purchase the unsold Shares as provided herein.

Notwithstanding the foregoing, the Buyer shall have no obligation to purchase any Shares if (x), prior to the Applicable Purchase Date, shares of the Buyer’s Common Stock have been admitted to trading or listed on any tier of the Nasdaq market or (y) you have not reasonbly demonstrated that you have made good faith reasonable efforts to sell the Shares during the three months preceding the Applicable Purchase Date (regardless of the average daily trading volume during such period). In this connection, “reasonable efforts” shall be shown by documentary evidence of instructions to your broker to sell your Shares.

The Buyer’s obligations in this letter are subject to you countersigning and delivering a duly countersigned copy of this letter to the Buyer within 20 Business Days following the date of this letter.

2. Withholding. The Buyer shall be entitled to deduct and withhold from any amount it shall pay to you to purchase your Shares such amounts as the Buyer may be required to deduct and withhold with respect to the making of such payment under any provision of applicable tax law. To the extent that amounts are so withheld by the Buyer, such withheld amounts shall be treated for all purposes of this letter as having been paid to you.

3. Representations and Warranties. In connection with the transactions provided for hereby, you represent and warrant to the Buyer as follows:

3.1 Ownership of Shares. You have good and marketable right, title and interest (legal and beneficial) in and to all of the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. Upon paying for the Shares in accordance with this letter, we will acquire good and marketable title to the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind.

3.2 Authorization. You have all necessary power and authority to execute, deliver and perform your obligations under this letter and all agreements, instruments and documents contemplated hereby and to sell and deliver the Shares being sold hereunder, and this letter constitutes your valid and binding obligation.

3.3 No Conflict. The execution and delivery of this letter and the consummation of the transactions contemplated hereby will not result in a breach by you of, or constitute a default by you under, any agreement, instrument, decree, judgment or order to which you are a party or by which you may be bound.

3.4 Experience and Evaluation. By reason of your business or financial experience or the business or financial experience of your professional advisers who are unaffiliated with us and who are not compensated by us, you have the capacity to protect your own interests in connection with the sale of the Shares to us. You are capable of evaluating the potential risks and benefits of the sale hereunder of the Shares.

3.5 Access to Information. You have received all of the information that you consider necessary or appropriate for deciding whether to sell the Shares hereunder and perform the other transactions contemplated hereby. You further represent that you have had an opportunity to ask questions and receive answers from us regarding the business, properties, prospects and financial condition of the Buyer and to seek from the Buyersuch additional information as you have deemed necessary to verify the accuracy of any such information furnished or otherwise made available to you by or on behalf of the Buyer.

3.6 No Future Participation. You acknowledge that after sale you will have no future participation in any gains, losses, profits or distributions of the Buyer with respect to the sold Shares. If the sold Shares increase in value by any means, you acknowledge that you are voluntarily forfeiting any opportunity to share in any resulting increase in value from the Shares.

3.7 Tax Matters. You have had an opportunity to review with your tax advisers tax consequences of the sale of your Shares pursuant to this letter and the transactions contemplated hereby. You are relying solely on such advisers and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Buyer) shall be responsible for your tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this letter.

4. Survival. The representations and warranties in clause 3 above shall survive any termination of this letter or the closing of the purchase of the Shares.

5. Further Assurances. Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this letter.

6. Governing Law and Dispute Resolution. This letter and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the State of New York. Each party hereby submits to the exclusive jurisdiction of the courts of New York in connection with any suit, action or proceedings and/or to settle any dispute or claim that arises out of or in any way in connection with this letter or its subject matter or formation (including non-contractual disputes or claims. Each party irrevocably and unconditionally waives any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

7. Entire Agreement. This letter contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein. Each party acknowledges that it has not been induced to enter this letter by, and has not been given, any representation, warranty, statement, assurance, covenant, undertaking, indemnity, commitment or other agreement of any nature whatsoever which is not expressly incorporated into this letter. The provisions of this section will not exclude liability for fraudulent misrepresentation.

8. Amendments and Waivers. Any term of this letter may be amended, and the observance of any term of this letter may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both parties hereto.

9. Severability. Whenever possible, each provision of this letter shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this letter.

10. Counterparts. This letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Defined Terms. Capitalised terms which are not defined herein shall have the meanings ascribed to them in the Merger Agreement and the Amendment.

Sincerely yours,

Slinger Bag Inc.

By:	/s/ Mike Ballardie
Name:	Mike Ballardie
Title:	Chief Executive Officer

Accepted and agreed:

[Name of Holder]

SCHEDULE 2

Company Employees Options Allocation

	Name	Role	Value at $3.5 per share	Number of allocated Slinger Shares	Vesting Period	Exercise price
1	Stas Fredland	R&D Senior Backend and application group leader	$450,000	128,571	6 months	$0
2	Israel Or	R&D Senior AI group leader	$450,000	128,571	6 months	$0
3	Loick Rabely	Ai SW engineer	$150,000	42,857	6 months	$0
4	Dr. Evgeni Tsizin	AI / Algorithms	$150,000	42,857	6 months	$0
5	Nisim Kadosh	SW engineer	$100,000	28,571	6 months	$0
6	Sergey Fredland	Devsop manager	$100,000	28,571	6 months	$0
7	Michael Khazanov	QA manager	$200,000	57,143	6 months	$0
8	Alina Astrov	QA engineer	$50,000	14,286	6 months	$0
9	Dennis Dragilev	Product manager	$200,000	57,143	6 months	$0
10	Asaf Mitzna	COO	$400,000	114,286	6 months	$0
11	Shabtay Ben Aroya	Head oof operations	$175,000	50,000	6 months	$0
12	Guy Schnieder	Assembly Technician	$75,000	21,429	6 months	$0
13	Raz Shlaicher	VP Customer Services	$300,000	85,714	6 months	$0
14	Adam Bachman	System engineer / Project Manager	$100,000	28,571	6 months	$0
15	Aviv Kaplan	Support team leader	$100,000	28,571	6 months	$0
16	Dror Briger	Director of sales & Business development (+ Account management) ROW	$150,000	42,857	6 months	$0
17	Eran Hertz	CFO	$200,000	57,143	6 months	$0
18	Zehavit Dor	Finance manager	$100,000	28,571	6 months	$0
19	Base Germany (Rodney and his team)	Sales EU	$250,000	71,429	6 months	Based on local tax requirements
20	Eduardo Cavasotti	Director of Operations North America	$200,000	57,143	6 months	Based on local tax requirements
21	Kevin Link	Professional Services	$50,000	14,286	6 months	Based on local tax requirements
22	John Pavlenko (Lake Nona)	Professional Services	$50,000	14,286	6 months	Based on local tax requirements
23	Greg Matthews	Professional Services	$50,000	14,286	6 months	Based on local tax requirements
24	Scott Mcmeeckin	VP Sales NA	$150,000	42,857	6 months	Based on local tax requirements
25	Matt Brown	Sales Director	$100,000	28,571	6 months	Based on local tax requirements
26	Matt Gibson	Director of Sales & Business Development – North America	$200,000	57,143	6 months	Based on local tax requirements
27	Patrick McDonald	Head of account management NA	$200,000	57,143	6 months	Based on local tax requirements
28	Eliza Day	Account manager	$50,000	14,286	6 months	Based on local tax requirements
29	Jeff Angus	CMO	$100,000	28,571	6 months	Based on local tax requirements
30	Liora Berger	Finance/ operations NA	$50,000	14,286	6 months	Based on local tax requirements

	Unallocated		$100,000	28,571

	TOTAL		$5,000,000	1,428,571

SCHEDULE 3

Holders of Shares, Company Options and Company Convertible Loan Notes

1. SHARES

Name of Holder	Number of Ordinary Shares and Preferred Share held	Number of Completion Merger Consideration Shares	Percentage of Earn Out Consideration
Chen M. Shachar	120,804	369,343	1.5122%
Evgeni Khazanov	118,958	348,287	1.4260%
Yoram Benzur	50,380	147,503	0.6039%
Alon Fishman	1,470	4,304	0.0176%
Andy Zingman	4,902	14,352	0.0588%
Alex Mor	487	1,426	0.0058%	Under trustee
Assaf Arbel	7,000	20,495	0.0839%	Under trustee
Dan Blum	1,400	4,099	0.0168%	Under trustee
Erez Algazi	281	823	0.0034%	Under trustee
Yair Assaf	1,340	3,923	0.0161%	Under trustee
Yuval Bar-Yossef	9,079	26,582	0.1088%	Under trustee
Adam Clark	2,374	19,855	0.0813%
Adam D. Lehrhoff	2,356	27,837	0.1140%
Adi Shaham	12,073	73,602	0.3013%
Andrew Miller	3,369	39,805	0.1630%
Anthony Dines	2,374	19,855	0.0813%
Arthur Sternick	1,655	19,148	0.0784%
Benjamin Gallop	4,657	55,023	0.2253%
Bikui Chen	9,353	110,507	0.4524%
Brad Kotansky	18,794	138,284	0.5662%
1106904 B.C. UNLIMITED LIABILITY COMPANY (Brad Kotansky)	14,146	195,175	0.7991%
Columbia Equities LP (Alan Schwartz)	5,844	69,039	0.2827%
Daniel Gazzar	11,452	59,437	0.2434%
David Haggerty	1,162	13,730	0.0562%
EB PlaySight (Eric Board)	19,444	221,786	0.9081%
Edoardo Artaldi	10,414	123,045	0.5038%
Eliot Rubenzhal	6,976	82,421	0.3375%
Enlash LP -Ned Sherwood	23,029	272,085	1.1140%
Eyal Z. Schneider	14,786	64,380	0.2636%
Schneider Investments (M.E.G) LP	40,081	208,027	0.8517%
Gilad Bloom Tennis Enterprise	9,000	26,350	0.1079%
GWS PlaySight, LLC	125,307	1,579,952	6.4688%
Haim Brill	25,771	155,029	0.6347%
Ian Napier	3,810	23,869	0.0977%

Name of Holder	Number of Ordinary Shares and Preferred Share held	Number of Completion Merger Consideration Shares	Percentage of Earn Out Consideration

Ilan Or	4,829	29,440	0.1205%
Israel Innovation Fund 2 L.P.	76,576	968,118	3.9637%
iVentures Asia Ltd (Ben Weiss)	2,896	33,032	0.1352%
James Hilton	10,093	63,588	0.2603%
James Kern	976	11,127	0.0456%
Jed Walentas	4,431	36,476	0.1493%
Jonathan Leslie	48,017	326,834	1.3382%
Jordyn Holdings III (DC)	1,931	22,019	0.0902%
Keith Hamlin	16,968	137,752	0.5640%
Leonard Gail	5,767	68,134	0.2790%
Liberties Holding Ltd.	12,878	78,509	0.3214%
Manikandan Natarajan	5,819	66,374	0.2718%
May-Venture LLC	14,146	195,175	0.7991%
Naver Corp	60,955	816,865	3.3445%
Nickolay Nesterov	14,781	118,972	0.4871%
Nir Arazi	1,610	9,814	0.0402%
Novak Djokovic	27,434	324,132	1.3271%
Oded Jacob	9,000	26,350	0.1079%
Orca (G.L.) Business Development Ltd	12,878	78,509	0.3214%
OurCrowd	9,591	109,398	0.4479%
OurCrowd (TMI)	54,381	620,290	2.5396%
Rani Tushia	10,093	63,588	0.2603%
Robert Horne	5,845	69,051	0.2827%
Rupert Ashe	3,999	32,041	0.1312%
SoftBank Global Champ Fund	94,375	1,171,141	4.7950%
SoftBank Next Media Innovation Fund	94,375	1,171,141	4.7950%
Scott Goodman	5,746	67,893	0.2780%
SMARTCOURT LLC (GORDON UEHLING III)	7,877	54,399	0.2227%
Tennis Media Company (now Sinclair)	24,962	294,926	1.2075%
George Mackin Trust	8,768	100,010	0.4095%
Tennis Partners 2017, LLC	176,954	2,411,149	9.8719%
Tennis Partners III, LLC	223,949	2,645,950	10.8333%
Teramips Technologies Ltd	1,415	19,519	0.0799%
Thomas H. Glocer	7,242	89,726	0.3674%
Unbound Holdco Limited	486,618	4,377,035	17.9208%
Verizon Ventures, LLC	234,093	3,037,684	12.4371%

Total	2,466,596	24,285,539	99.4319%

2. COMPANY OPTIONS

Name of Holder	Number of Company Options held	Number of Completion Merger Consideration Shares	Percentage of Earn Out Consideration
Allan Schwarts	4,427	12,961	0.0531%
Asaf Mitzna	6,994	20,477	0.0838%
Darren Cahill	2,593	7,592	0.0311%
Eran Hertz	5,081	14,877	0.0609%
ERM	5,995	17,552	0.0719%
Evgeni Tsizin	2,870	8,403	0.0344%
Garry Zalmanson	1,876	5,493	0.0225%
Israel Or	4,496	13,163	0.0539%
James Kern	2,548	7,460	0.0305%
Maayan Avigad	900	2,635	0.0108%
Michael Khazanov	1,499	4,389	0.0180%
Paul Annacone	2,593	7,592	0.0311%
Shabtay Ben Aroya	2,498	7,314	0.0299%
Stanislav Fridland	3,024	8,854	0.0363%

Total	47,394	138,762	0.5681%

TOTAL SHARES + OPTIONS	2,513,990	24,424,301	100.0000%

3. CONVERTIBLE BRIDGE LOANS AND CONVERIBLE LOAN AGREEMENTS

Name of Holder	Principal amount	Principal including accrued interest, net of tax ($)	Number of Completion Merger Consideration Shares
Unbound Holdco Limited	4,000,000	4,287,124	1,610,286
Verizon Ventures, LLC	2,000,000	2,313,133	889,112
SoftBank Next Media Innovation Fund	500,000	585,400	225,014
SoftBank Global Champ Fund	500,000	585,400	225,014
OurCrowd	238,900	284,610	109,398
OurCrowd (TMI)	1,361,100	1,613,755	620,290
EB PlaySight (Eric Board)	500,000	577,000	221,786
Rupert Ashe	25,000	29,170	11,212
Eyal Z. Schneider	25,000	28,475	10,946
Chen M. Shachar	50,000	54,778	21,056
James Kern	25,000	28,942	11,127
iVentures Asia Ltd (Ben Weiss)	75,000	85,934	33,032
George Mackin Trust	225,000	260,186	100,010
Jordyn Holdings III	50,000	57,278	22,019
Arthur Sternick	25,000	29,056	11,171
Haim Brill	100,000	115,565	44,422
Israel Innovation Fund 2 L.P.	50,000	57,178	21,978
Manikandan Natarajan	150,000	172,680	66,374
Tennis Partners 2017, LLC	2,900,000	2,808,179	1,026,631
GWS PlaySight, LLC	500,000	380,220	139,005
Thomas H. Glocer	100,000	96,414	35,250
Verizon Ventures, LLC	500,000	538,383	196,828
Naver Corp	2,000,000	2,234,400	816,865

Total	15,900,000	17,223,262	6,468,826

The number of Completion Merger Consideration Shares and percentage of the Earn Out Consideration allocated to the Company Convertible Notes are included in section 1 of this Schedule 2.

Accordingly, the figures in the right hand column of this section 3 are already included in section 1 of this Schedule 2.

In addition, 955,382 Completion Merger Consideration Shares will be issued to a trustee to be held on trust for the benefit of the shareholders.

SCHEDULE 4

Financial Information Costs and Company Transaction Costs

Vendor	USD
Ernst & Young - audit for 2020 and 2019	150,000
Deloitte - valuation and accounting support	120,000
Ben Eli - shareholders’ ruling in Israel	25,000
Tax ruling for ESOP	25,000
Eran	60,000
Shiffer & Schneider (Eyal)	150,000
Sullivan & Triggs, LLP (Tom)	300,000

Total closing costs excluding VAT	830,000

SCHEDULE 5

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

FOR HOLDERS OF ORDINARY SHARES AND PREFERRED SHARES OF PLAYSIGHT INTERACTIVE LTD

This Letter of Transmittal (this “Letter of Transmittal”) is being delivered to record holders as of immediately prior to the Effective Time (whether through the Section 102 Trustee or otherwise) of shares of PlaySight Interactive Ltd., a company duly and validly organized under the laws of the State of Israel, company registration No. 514412808 (the “Company”) in connection with that certain merger agreement between (i) SB Merger Sub Ltd. a company organized under the laws of the State of Israel (the “Merger Sub”) and a wholly owned subsidiary of Slinger Bag Inc., a Nevada corporation (the “Buyer”) and (ii) the Company, dated as of October 6, 2021, as amended (the “Merger Agreement”), by and among the Buyer, the Company and Rohit Krishnan solely in his capacity as the Sellers’ Representative (the “Sellers’ Representative”) and pursuant to which the Merger Sub became a party by executing a deed of adherence in accordance with the Merger Agreement.

Pursuant to the Merger Agreement, at the Effective Time, Merger Sub shall merge with and into the Company (the “Merger”), with the Company continuing as the surviving company (the “Surviving Company”). Pursuant to the Merger Agreement, at the Effective Time, (i) (a) each ordinary share of the Company, par value NIS 0.01 per share (each an “Ordinary Share”) and (b) each Seed Preferred Share, par value NIS 0.01 per share, each Preferred A Share, par value NIS 0.01 per share, each Preferred B1 Share, par value NIS 0.01 per share, each Preferred B2 Share, par value NIS 0.01 per share, each Preferred C1 Share, par value NIS 0.01 per share, and each Preferred C2 Share, par value NIS 0.01 per share (each a “Preferred Share” and collectively with an Ordinary Share, a “Share”) all outstanding immediately prior to the Effective Time, (ii) each option granted pursuant to the PlaySight Interactive Ltd. Employee Stock Ownership Plan outstanding immediately prior to the Effective Time and (iii) each Company Convertible Note outstanding immediately prior to the Effective Time (save for any Company Convertible Note which the Buyer and the Company have agreed in writing shall not be converted into the right to receive shares of Buyer as set forth in the Merger Agreement), shall be converted into the right to receive shares of Buyer as set forth in the Merger Agreement (the “Merger Consideration”), without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger Consideration is subject to further adjustments as set forth in the Merger Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

IMPORTANT: In order receive your applicable number of shares of Buyer Common Stock representing your applicable portion of the Merger Consideration, you must deliver the following documents, to the address set forth below (to the extent applicable to you):

(i)	by no later than six (6) months after the Completion Date, a properly completed and duly signed Letter of Transmittal, including, in the case of an individual Shareholder, spousal consent and release in the form attached hereto as Exhibit A;

(ii)	a confirmation that no other share certificate is in the possession of the shareholder other than the executed share certificate which was issued electronically by the Company in the form attached to this Letter of Transmittal as Exhibit B);

(iii)	Valid Tax Certificates (as defined below);

(iv)	copy of your ID or Passport (or if you are a corporation, company or partnership, a copy of your certificate of incorporation, organization or formation).

(vi)	applicable US tax forms:

●	For individual:	W-8BEN / W-9
●	For legal entity:	W-9 / W-8BEN-E / W-8IMY / W-8EXP / W-8ECI

*such forms can be downloaded from www.irs.gov

Please read the accompanying instructions carefully and then complete and return this Letter of Transmittal and other required materials by personal delivery, mail or overnight courier to the Buyer acting in its capacity as the exchange agent for the purposes of Merger Agreement and this Letter of Transmittal (the “Exchange Agent”) at the following address and addressed as follows:

Slinger Bag Inc.

__________________

__________________

__________________

Attention: __________________

THE INSTRUCTIONS IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED, SIGNED AND SUBMITTED. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT SUBMISSIONS WILL BE ACCEPTED.

THE UNDERSIGNED ACKNOWLEDGES AND UNDERSTANDS THAT THIS LETTER OF TRANSMITTAL CONTAINS CERTAIN COVENANTS OF THE UNDERSIGNED AS SET FORTH IN THE FOLLOWING PAGES.

NEITHER DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE NOR DELIVERY IN AN INCOMPLETE MANNER WILL CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND OTHER DOCUMENTS REQUIRED HEREUNDER IS AT THE OPTION AND RISK OF THE OWNER.

Questions, requests for assistance and for additional copies of this Letter of Transmittal may be directed to the Exchange Agent at the telephone number set forth above.

In the event the terms described in this Letter of Transmittal conflict with or are inconsistent with the provisions of the Merger Agreement, the applicable provisions of the Merger Agreement, as applicable, shall govern.

In order to receive the applicable number of shares of Buyer Common Stock representing the portion of the Merger Consideration due to you in accordance with the terms and conditions of the Merger Agreement, you are required to provide the following information:

1. Contact information. Please complete the following information regarding the contact person(s):

Contact Information

Full Name of Shareholder: __________________________________________________________

Name of Contact Person(s) (if different from above)

Address: __________________________________________________________________

Email: _________________________________________________________________

Fax: _________________________________________________________________________

Telephone #1: _________________________________________________________________

Telephone #2: _________________________________________________________________

☐ I agree to receive any written communications by email (as well as by mail or fax)

By my signature below, I hereby confirm that all communication with the Exchange Agent, the Section 102 Trustee or the Buyer, as applicable, regarding any portion of the Merger Consideration due to me from time to time in respect of the Merger, shall be made to the foregoing person(s), unless I inform the Exchange Agent, the Section 102 Trustee or the Buyer, as applicable, otherwise in writing.

2. Withholding Tax.

ISRAELI WITHHOLDING

To the extent required under applicable law, you (whether you are an Israeli resident or a non-Israeli resident) will be subject to withholding at source of Israeli Tax at the applicable rate prescribed by law from the payments of the Merger Consideration, unless the Exchange Agent has been provided with a Valid Tax Certificate (as defined below), exempting you, in whole or in part, from Israeli withholding Tax on the issue of shares of Buyer Common Stock representing the portion of the Merger Consideration due to you or entitling you to a reduced rate of Israeli withholding Tax on such consideration, in which case the deduction and withholding of any Israeli Tax with respect to the portion of the Merger Consideration covered by such Valid Tax Certificate shall be made only in accordance with the provisions of such Valid Tax Certificate and the balance of the payments that are not withheld shall be paid to you. If you are providing a Valid Tax Certificate, you must provide it no later than three (3) Business Days prior to the lapse of up to 180 days of Completion or an earlier date as requested in writing by the Israel Tax Authority (“ITA”).

If you are planning to obtain a Valid Tax Certificate, please make sure that it applies to your entire portion of the Merger Consideration, including, without limitation, your Pro Rata Share of the Earn Out Consideration since any withholding with respect to the Merger Consideration payable at the Completion will be calculated also on your Pro Rata Share of the Earn Out, although such amounts are not being paid to you until a later stage, if at all, unless the ITA provides different written instructions. For the avoidance of doubt, in the absence of a Valid Tax Certificate which also applies to a Person’s portion of the Earn Out Consideration, the applicable amount to be withheld from such Person’s portion of any amount payable pursuant to the Merger Agreement at Completion will be calculated also on such Person’s Pro Rata Share of the Earn Out Consideration, and will be deducted, and delivered to the ITA as provided above unless the ITA provides different written instructions.

Please also make sure that such Valid Tax Certificate will expire only after the expected last payment date of the Earn Out, expected no later than Q4 2023. If the Valid Tax Certificate expires before any of the abovementioned release dates you will need to provide a new Valid Tax Certificate in order to avoid withholding at source for Israeli Tax at the applicable rate prescribed by law for any such amounts not covered at such time by a Valid Tax Certificate.

A “Valid Tax Certificate” means a valid certificate, ruling or other instructions issued by the ITA: (A) exempting the Exchange Agent from the duty to withhold Israeli Taxes with respect such Person, (B) determining the applicable rate of Israeli Tax to be withheld from the payment due to such Person, or (C) providing any other instructions regarding the payment or withholding with respect to the applicable payments due to such Person; provided that a standard withholding certificate with respect to “Services and Assets” (“Sherutim VeNechasim”) shall be deemed a Valid Certificate.

Please consult your own tax advisor as to the specific tax implications of the any payments that may be made to you under the Merger Agreement, including the applicability and effect of the tax laws of any jurisdiction. The tax information set forth herein is for informational purposes only; shareholders are not entitled to (and should not) rely on such information and each shareholder should consult an independent tax advisor and/or consultant as such shareholder deems necessary. None of Buyer, the Company, Merger Sub, the Surviving Company, the Exchange Agent or any of their respective affiliates, subsidiaries, directors, officers, equity holders, members, managers, partners, employees or representatives shall have any liability to a shareholder with respect to any of the tax information contained herein.

To such extent, you are required to select only one (1) of the following alternatives in respect of withholding Tax required to be deducted by the ITA:

If your Shares have been issued upon the exercise of any Options granted to you under Section 102(b)(2) of the ITO and are held by the Section 102 Trustee pursuant to Section 102 of the Israeli Tax Ordinance, you should NOT elect one the following alternatives and your Merger Consideration, including, without limitation, your Pro Rata Share of the Earn Out Consideration and the Shareholders Representative expenses will be taxed in accordance with Section 102(b)(2) of the Israeli Tax Ordinance and Interim Options Tax Ruling received by the Company and the final Israeli Option Tax Ruling which may be obtained following Completion (to the extent applicable) (the “Final Option Tax Ruling”).

Option 1

☐ I hereby acknowledge that the withholding Tax as required under applicable Israeli Tax law (increased by the interest plus linkage differences as defined in Section 159A of the ITO for the period between Completion and the time the relevant payment is made), and calculated in NIS, may be deducted from any Merger Consideration due to me and that such withholding may be calculated also on my Pro Rata Share of the Earn Out Consideration and I do not hold and will not be obtaining a Valid Tax Certificate in respect of such Merger Consideration.

Option 2 ☐ Enclosed with this Letter of Transmittal is a Valid Tax Certificate and you are hereby instructed to act as set forth in such Valid Tax Certificate.

Option 3

☐ I hereby request that the applicable portion of the Merger Consideration payable to me at the Completion be retained by the Exchange Agent on my behalf for a period of up to one hundred and eighty (180) days following the Completion (or an earlier date requested in writing by the undersigned), during which time I may obtain a Valid Tax Certificate, to provide to the Exchange Agent, ensuring that Israeli withholding Tax need not be withheld on such payment (or approving a reduced rate of Israeli withholding Tax), and following receipt of such Valid Tax Certificate and its delivery to the Exchange Agent such amounts will be released to me without deduction of any withholdings or with reduced withholdings according to the terms of such Valid Tax Certificate with respect to the portions of the Merger Consideration covered by such Valid Tax Certificate. If I do not provide a Valid Tax Certificate at least three (3) Business Days before the lapse of one hundred and eighty (180) days following the Completion (or an earlier date requested by the undersigned), I acknowledge that the Exchange Agent shall act in accordance with Option 1 (provided that the amount withheld may be increased by the interest plus linkage differences as defined in Section 159A of the ITO for the period between Completion and the time the relevant payment is made, without any further action required on my part).

Please note that the foregoing election will be valid in respect of the portion of the Merger Consideration payable to you promptly following the Effective Date. However, to the extent that the Exchange Agent holds a Valid Tax Certificate in respect of any additional consideration received after the applicable 180-day period, the Exchange Agent will act in respect of such additional consideration as set forth in such Valid Tax Certificate, so long as it is valid on such payment date.

To the extent you will not select any of Options 1-3 above you shall be deemed to choose Option 3 above, and if you fail to submit a Valid Tax Certificate prior to the end of three (3) Business Days prior to the lapse of the 180 day period (or, with respect to post- Completion payments, ninety (90) days from the date on which such amount, or any portion thereof, is released) (or an earlier date requested in writing by you), the Exchange Agent shall treat your Merger Consideration in accordance with Option 1 above and will deduct the appropriate withholding Tax at the applicable rate required under applicable law.

Notwithstanding the above, if your Shares have been issued upon the exercise of any Options granted to you under Section 102(b)(2) of the Israeli Tax Ordinance and are held by the Section 102 Trustee pursuant to Section 102 of the Israeli Tax Ordinance, you will be subject to withholding at source for Israeli Tax at the rate prescribed under Section 102(b)(2) of the Israeli Tax Ordinance and by the Interim Options Tax Ruling and the final Israel Option Tax Ruling which may be obtained following Completion, from the payment of the Merger Consideration attributable to you, and the release of such payment to you shall be made in accordance with the terms of such ruling(s). The release of your portion of the Merger Consideration maybe delayed to comply with the provisions of such ruling(s) and the statutory holding period under Section 102 of the Israeli Tax Ordinance.

Please note that if you would like to benefit from a tax ruling, you will need to sign the consent form to such ruling, in such form as will be provided to you following receipt of the ruling.

3. Share Certificates.

As a condition to receiving your portion of the Merger Consideration in respect of your Shares, you are required to submit together with this Letter of Transmittal a written confirmation that other than the executed share certificate(s) representing your Shares (the “Share Certificates” or “Certificates, which was issued to you electronically by the Company, you own no other share certificate (“Confirmation”). Delivery of the Confirmation will be effected only upon receipt by the Exchange Agent at the address listed above.

Please confirm the information concerning your Shares in the following table:

DESCRIPTION OF SHARES
Name(s) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on certificate(s))	Certificate(s) Surrendered (Use Separate Line for Each)
	Share Certificate No(s).	Number of Issued Shares Represented by Certificate

☐ I confirm the information above is correct

☐ I confirm the following information from above is not correct [Describe (add pages if needed)]: __________________________________________________________________________________________

4. EFFECTIVENESS. This Letter of Transmittal shall become effective on the later of (a) the Effective Date, and (b) the date of this Letter of Transmittal. For the avoidance of doubt, this Letter of Transmittal shall be null and void if the Merger Agreement is terminated in accordance with its terms and this Letter of Transmittal and any attached documents delivered herewith shall be promptly returned to the undersigned.

5. ACKNOWLEDGEMENTS AND AGREEMENTS. The undersigned understands, acknowledges and agrees that in signing this instrument, the undersigned hereby:

(A) accepts the applicable portion of the Merger Consideration in full satisfaction of all rights that the undersigned may have pursuant to the Company’s Charter Documents, as amended, in respect of the undersigned’s Shares;

(B) acknowledges and agrees that such portion of the Merger Consideration is in lieu and waiver of any other consideration that the undersigned might claim under the Company’s Charter Documents, as amended, and any claim or objection that the undersigned might make arising out of any amount being paid to other Holders or employees of the Company in connection with the Transactions;

(C) terminates and waives any right that the undersigned may have (whether now or in the future) under, all agreements related to the issuance of the Company’s equity to which the undersigned and the Company are parties (if any), including, without limitation, any investor rights agreements, voting agreements, option agreements, warrants and similar agreements;

(D) consents (to the extent that the undersigned has not already consented) to the consummation of the Merger and the without regard to, and prior to the expiration of, any notice periods that may be required by the terms of any instrument or agreement for the benefit of the undersigned in connection with the Merger and the transaction contemplated thereunder;

(E) irrevocably names, constitutes and appoints pursuant to clause 27 of the Merger Agreement and the terms included therein ROHIT KRISHNAN (or such replacement Shareholders’ Representative as may be appointed in accordance with the provisions of clause 27 of the Merger Agreement), the Sellers’ Representative, as the undersigned’s true and lawful agent and attorney-in-fact, with full power of substitution, to act on behalf of the undersigned in connection with, and to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement. In connection with the foregoing, the undersigned hereby authorizes the Sellers’ Representative, in accordance with all relevant provisions of the Merger Agreement, including to give and receive notices and communications, to authorize payments, to object to such payments, to agree to, negotiate, enter into settlements and compromises and comply with orders of courts and awards of arbitrators (if applicable) with respect to the Merger Agreement or the transactions contemplated thereby, to agree to amendments to the Merger Agreement and to take all other actions that are (i) necessary or appropriate in the judgment of the Sellers’ Representative for the accomplishment of the foregoing, (ii) permitted by the Merger Agreement to be taken by the Sellers’ Representative or (iii) specifically mandated by the terms of the Merger Agreement.

The foregoing agreements are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that the undersigned may have to the contrary;

(F) consents and agrees to be bound by the indemnification provisions in clause 4.8 of the Merger Agreement;

(G) acknowledges and agrees that he, she or it has received, read and reviewed the Merger Agreement with its counsel and other advisors;

(H) recognizes and acknowledges that the Confidential Information (as such term is defined in the Merger Agreement) is a valuable, special and unique asset of the Company. As a result, from and after the Completion, the undersigned will not, without the prior written consent of the Company, for any reason divulge to any third party or use for its own benefit, or for any purpose other than the exclusive benefit of Buyer and any member of the Buyer’s Group, any Confidential Information; provided, however, that the undersigned may reveal the Confidential Information to its accountants, counsel or lenders (i) who need to know such Confidential Information, (ii) who are informed by such party of the confidential nature of such Confidential Information, and (iii) who agree in writing to be bound by the terms of this Agreement or are bound by other comparable duties of confidentiality with respect to such Confidential Information. In addition, notwithstanding the foregoing, if the undersigned (or any of its affiliates) is compelled to disclose Confidential Information by Court Order, to the extent permitted by Applicable Laws, the under shall promptly so notify the Company so that Company may seek a protective order or other assurance that confidential treatment of such Confidential Information shall be afforded, and the undersigned shall reasonably cooperate at the expense of the Company with the Company and its subsidiaries in connection therewith. If the undersigned (or any of its affiliates) is so obligated by Court Order to disclose Confidential Information, it/he/she or they, as applicable will disclose only the minimum amount of such Confidential Information as is necessary for such Person to comply with such Court Order; and

(I) effective for all purposes as of the Effective Time, the undersigned (in his, her or its capacity as a Holder, director, officer, or agent of the Company), voluntarily, knowingly and irrevocably releases and forever discharges the Company and its affiliates, and each of their respective representatives from any and all actions, amounts, Claims, Damages, expenses, Losses and obligations of every kind, nature or description, known or unknown, arising or existing prior to the Completion, except for the rights of the undersigned expressly provided in the Merger Agreement and the other Transaction Documents or arising under or related to the releasing party’s employment agreement or engagement contract, if applicable.

If any covenant contained above or any part thereof is hereafter construed by a court having jurisdiction to be invalid or unenforceable, the same shall not affect the remainder of such covenant or any other covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to modify such covenant to the least extent necessary to render it enforceable and, in its modified form, said covenant shall then be enforceable and, in the event any provision is deemed invalid or unenforceable, each party will request such modification by the applicable court. The undersigned shall not assert that such restrictions should be eliminated in their entirety by such court.

6. Representations. The undersigned hereby represents, warrants and covenants to each of the Company, Buyer, Merger Sub and the Sellers’ Representative that, as of the date hereof:

(A) the undersigned has all necessary power and authority (and, (i) if the undersigned is an individual, full legal capacity, or (ii) if the undersigned is a corporation, partnership or limited liability company, it is duly formed, validly existing and in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or limited liability company power and authority to execute and deliver this Letter of Transmittal, to surrender, sell, assign and transfer the Shares represented by the Certificate(s) or Lost Shares Confirmation surrendered hereby, and to deliver the Certificate(s) or Lost Shares Confirmation representing such shares, in each case to the extent applicable;

(B) the execution and delivery by the undersigned of this Letter of Transmittal, the performance by the undersigned of its obligations under this Letter of Transmittal and the consummation of the transactions contemplated hereby (i) have been duly and validly authorized by all necessary action (including, if the undersigned is a corporation, partnership, limited liability company, trust or other entity, action by the board of directors or other governing body of the undersigned), and (ii) no other action is required to authorize the execution, delivery and performance of this Letter of Transmittal and the consummation by the undersigned of the transactions contemplated hereby; and (iii) will not result in any breach of any contract or other agreement to which it is a party or by which it is bound and in the case of a corporation, partnership or limited liability company, will not result in any breach of any provision of its constitutional documents;

(C) this Letter of Transmittal has been duly and validly executed and delivered by the undersigned and constitutes a legal, valid, and binding obligation of the undersigned; the performance of such Holder’s obligations under the Letter of Transmittal;

(D) the undersigned is the sole record and beneficial owner of, and has good and marketable title to, the Shares set forth in section 3 above and which are represented by the Certificate(s) or Lost Shares Confirmation surrendered hereby, as applicable, in each case free and clear of all Encumbrances;

(E) the undersigned has not granted any interest in the Shares represented by the Certificate(s) or Lost Shares Confirmation surrendered hereby;

(F) the undersigned’s surrender of the Certificate(s) or Lost Shares Confirmation and the Shares represented by such Certificate(s)/Lost Shares Confirmation, as applicable, hereby is irrevocable;

(G) the undersigned confirms it is either (check one):

(i) ☐ outside of the United States and is not a “U.S. person” (within the meaning set out in Regulation S under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”)) or

(ii) ☐ inside the United States and is either an Accredited Investor (within the meaning set out in Regulation D under the Securities Act) or a “qualified institutional buyer” (as such term is defined in the Rule 144A under the Securities Act);

(H) the undersigned has not undertaken on behalf of the Company or its Subsidiaries any obligation for the payment of any fees or expenses of any investment banker, broker, finder or similar party with respect to the Merger Agreement or in connection with the transactions contemplated by the Merger Agreement;

(I) the undersigned has reviewed with the undersigned’s own tax and other advisors the tax consequences of the sale of the Shares hereunder and the transactions contemplated hereby and is relying solely on such advisors and not on any statements or representations of the Company or any of its officers, directors, Holders, partners, members, affiliates, advisors or agents, Buyer or any of its officers, directors, equityholders, partners, members, affiliates or agents or the Sellers’ Representative or any of its officers, directors, equityholders, partners, members, affiliates or agents. The undersigned understands that the undersigned (and not the Company, Buyer, Merger Sub or Sellers’ Representative) shall be solely responsible for the undersigned’s own tax liability that may arise as a result of the transactions contemplated hereby;

(J) the undersigned is not bankrupt or insolvent or unable to pay its debts as they fall due within the meaning of any applicable bankruptcy legislation; and

(K) the undersigned shall comply with any applicable Tax Ruling.

7. Further Assurances. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the sale, transfer and cancellation of the shares represented by the Certificate(s) or Lost Shares Confirmation hereby delivered, if any.

Statement

By his/her/its signature below, the undersigned hereby declares that he/she/it has read this Letter of Transmittal and hereby instructs the Exchange Agent, the Section 102 Trustee and the Buyer, as applicable, to act as set forth herein.

All authority herein conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. The surrender of Shares on the terms of this Letter of Transmittal as of the Effective Time is irrevocable.

PLEASE SIGN HERE

Signature

Print Name

ID / Passport

Telephone
Email
Date

*	Must be signed by a registered or beneficial holder(s) exactly as name(s) appear(s) on share certificate(s).

EXHIBIT A

FORM OF SPOUSAL CONSENT

To: PLAYSIGHT INTERACTIVE LTD.

Ladies and Gentlemen:

I refer to that certain Agreement for the Merger between a wholly owned subsidiary of Slinger Bag Inc. a Nevada corporation (the “Buyer”) and Playsight Interactive Ltd (the “Company”) dated as of October 6, 2021, as amended (the “Merger Agreement”) by and among the Buyer , the Company and ROHIT KRISHNAN solely in its capacity as the Sellers’ Representative (the “Sellers’ Representative”), pursuant to which SB Merger Sub Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of Buyer (“Merger Sub”) became a party by executing a deed of adherence in accordance with such agreement and pursuant to which, inter alia, at the Effective Time, Merger Sub shall merge with and into the Company (the “Merger”), with the Company continuing as the surviving company (the “Surviving Company”) I, the undersigned, being the spouse of the shareholder listed on the signature page hereto (the “Shareholder”), hereby irrevocably acknowledge, consent and represent to you, in connection with the Merger Agreement, as follows:

1. I acknowledge and hereby approve and accept all the terms and conditions of the merger agreement, as executed by or on behalf of my spouse, pursuant to which by virtue of the Merger, (i) each outstanding share of the Company (collectively, the “Shares”) of the Shareholder, shall be cancelled and extinguished and be converted automatically into the right to receive shares of common stock of the Buyer as set forth in the Merger Agreement.

2. I hereby irrevocably agree that any community property interest I may have together or jointly owned with the shareholder will be subject to the indemnity obligations of the Shareholder in accordance with and subject to the terms of the Merger Agreement, and I will be similarly bound by the Merger Agreement as to such community property.

3. I hereby confirm that any proxy and power of attorney granted by the Shareholder in connection with the merger agreement and the other documents and instruments ancillary thereto is deemed to be also granted on my behalf.

4. I understand and acknowledge that the purchaser, merger sub, the Company and other Holders, are entering into the Merger Agreement in reliance upon my execution of this letter. My agreement shall be irrevocable and shall survive my bankruptcy, death, adjudication of incompetence or the like.

5. By signing this written consent, I hereby confirm that I have been provided an opportunity to ask questions and receive information regarding the Merger Agreement and the transactions contemplated thereby, and i am executing this letter of my own free will and after being independently made fully aware of my rights.

6. This written consent shall be governed by, and construed in accordance with, the laws of the state of Israel, without giving effect to any choice of law or conflict of law rules or provisions.

7. The name of the undersigned’s spouse is: ___________________________________.

-Signature Page Follows-

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date written below.

Signature of Spouse:	_____________________________
Name of Spouse:	_____________________________
ID No.:	_____________________________
Address:	_____________________________
Facsimile:	_____________________________
Email:	_____________________________
Name of Seller:	_____________________________

Date:	_____________________________

[Signature Page - - Spousal Consent]

EXHIBIT B

LOST SHARES CONFIRMATION

Whereas, the undersigned is the legal owner of ______ [Ordinary Shares nominal value NIS 0.1 per share/ Seed Preferred Shares/ Preferred A Shares/ Preferred B1 Shares/ Preferred B2 Shares/ Preferred C1 Shares/ Preferred C2 Shares] nominal value NIS 0.0001 per share (the “Shares”) of Playsight Interactive Ltd.. (the “Company”);

Now, therefore, the undersigned hereby acknowledges, confirms, represents and warrants to the company that:

1.	The undersigned has no share certificate, other than the share certificate that was issued electronically by the Company (the “Share Certificate”), and it has not sold, assigned, pledged, endorsed, subjected to a security interest, transferred, deposited under any agreement, or hypothecated, the Share Certificate(s) in whole or in part, or signed any power of attorney or other authorization of any kind to do the same which is now outstanding and in force, or otherwise disposed of same; the company is entitled to full and exclusive possession of the Share Certificate(s) and no person, firm, corporation, agency or government other than the undersigned has asserted any right, title, claim, equity or interest in, to or respecting the said Share Certificate(s).

2.	The undersigned shall indemnify and hold harmless the company, its shareholders, officers, directors and/or its successors in title from and against all claims, actions, demands, liabilities, costs, charges, and expenses that may be brought against, or incurred by the Company, its shareholders, officers, directors and/or its successors in title arising out of or in connection with the Share Certificate(s).

The undersigned hereby confirms that the foregoing statements are true and to the best of the undersigned’s knowledge, information, and belief.

IN WITNESS WHEREOF, the undersigned executed this Confirmation of Lost Share Certificate as of the date set forth below.

NAME OF ENTITY IN BLOCK CAPPS (IF APPLICABLE):

By:
Name:
Date:

[Signature Page - Confirmation of Lost Share Certificate]